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                                                                     EXHIBIT 8.1

           LIST OF SUBSIDIARIES OF SHINHAN FINANCIAL GROUP CO., LTD.

      Shinhan Bank
      SH&C Life Insurance Co., Ltd.
      Shinhan BNP Paribas Investment Trust Management Co., Ltd.
      Shinhan Capital Co., Ltd.
      Shinhan Macquarie Financial Advisory Co., Ltd.
      Shinhan Card Co., Ltd.
      Shinhan Credit Information Co., Ltd.
      Shinhan Data System
      Shinhan Finance Ltd., Hong Kong (incorporated in Hong Kong)
      Shinhan Life Insurance Co., Ltd.
      Shinhan Private Equity Inc.
      Shinhan Asia Limited (incorporated in Hong Kong)
      Shinhan Bank America (incorporated in the United States)
      Shinhan Bank Europe GmbH (incorporated in Germany)
      SH Asset Management Co., Ltd.
      Shinhan Vina Bank (incorporated in Vietnam)
      Good Morning Shinhan Securities Co., Ltd.
      Good Morning Shinhan Securities Europe Ltd. (incorporated in United
      Kingdom)
      Good Morning Shinhan Securities USA Inc. (incorporated in the United
      States)
      Jeju Bank
      LG Card Co., Ltd.

Other than as otherwise noted herein, all of our subsidiaries are incorporated in Korea.

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